EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Stanley Furniture Company, Inc. 1994 Stock Option Plan of our report dated January 31, 1995, on our audits of the financial statements and financial statement schedule of Stanley Furniture Company, Inc. (the "Company") as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1994.


Richmond, Virginia                      Coopers & Lybrand, L.L.P.
April 24, 1995